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                                 SCHEDULE 14A
                           SCHEDULE 14A INFORMATION
                 PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

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Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Definitive Proxy Statement
[x] Definitive Additional Materials
[ ] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

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                         SANTA FE PACIFIC CORPORATION
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                         SANTA FE PACIFIC CORPORATION
                (NAME OF PERSON(S) FILING PROXY STATEMENT)

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Payment of Filing Fee (Check the appropriate box):(/1/)

[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).
[x] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
  1) Title of each class of securities to which transaction applies: Santa Fe Pacific Corporation common stock, par value $1.00 per share.
  2) Aggregate number of securities to which transaction applies: 186,523,992 shares of Santa Fe Pacific Corporation common stock.
  3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: $52 3/8(/2/)
  4) Proposed maximum aggregate value of transaction: $2,637,682,402(/2/)

(/1/) The filing fee previously was paid with the initial filing of the preliminary proxy materials on August 8, 1994.

(/2/) For purposes of calculating the filing fee only. Upon consummation of the Merger, each outstanding share of Santa Fe Pacific Corporation common stock, par value $1.00 per share, would have been converted into the right to receive 0.27 shares of Burlington Northern Inc. common stock, no par value. The proposed maximum aggregate value of the transaction described in the preliminary proxy materials is equal to one-fiftieth of one percent of $2,637,682,402 (calculated based on the number of shares of Santa Fe Pacific Corporation common stock outstanding as of June 30, 1994, the average of the high and low reported prices of Burlington Northern Inc. common stock on August 5, 1994 and the exchange ratio of 0.27).

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  1) Amount Previously Paid: ..........
  2) Form, Schedule or Registration
     Statement No.: ...................
  3) Filing Party: ....................
  3) Date Filed: ......................

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                                     LOGO
                         SANTA FE PACIFIC CORPORATION
                              1700 EAST GOLF ROAD
                        SCHAUMBURG, ILLINOIS 60173-5860

                    THE BURLINGTON NORTHERN-SANTA FE MERGER
                       IS THE BEST DEAL FOR SHAREHOLDERS

                                                               January 25, 1995

Dear Shareholder:

  On February 7, 1995 Santa Fe shareholders will vote on the proposed merger of Santa Fe and Burlington Northern. The merger agreement for this transaction has been amended to reflect improved terms while retaining a tax-free option for Santa Fe shareholders.

  Pursuant to the terms of the revised agreement:

   . Santa Fe and Burlington Northern will purchase a total of 63,000,000 shares of Santa Fe common stock at $20.00 cash per share pursuant to a joint tender offer which commenced on December 23, 1994.*

   . Following regulatory approval of the merger, each share of Santa Fe stock not purchased for cash will be exchanged -- TAX-FREE -- for at least 0.40 and as much as 0.4347 shares of Burlington Northern common stock. BURLINGTON NORTHERN STOCK HAS TRADED AT APPROXIMATELY $50 OR HIGHER SINCE JANUARY 5, 1995.

  YOUR BOARD OF DIRECTORS BELIEVES THE BURLINGTON NORTHERN-SANTA FE MERGER IS IN THE BEST INTERESTS OF SANTA FE SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS A VOTE FOR ITS ADOPTION. The merger affords shareholders the opportunity to participate in the substantial upside potential of the combined company.

  YOU SHOULD KNOW THAT ALLEGHANY CORPORATION, SANTA FE'S LARGEST HOLDER WITH
13.5 MILLION SHARES, AND GEORGE MCFADDEN, OWNER OF 1.8 MILLION SANTA FE SHARES, ARE PUBLICLY SUPPORTING THE BURLINGTON NORTHERN-SANTA FE MERGER.
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                       UNION PACIFIC'S INFERIOR PROPOSAL

  In its latest effort opposing the Burlington Northern - Santa Fe merger, Union Pacific Corporation claims it has made a "dramatic improvement" to its offer. However, consider the following:

   . A LESS THAN 5% PREMIUM to the closing market price of Santa Fe stock on the day before Union Pacific announced its revised bid.

   .  A FULLY TAXABLE TRANSACTION WHETHER OR NOT YOU TENDER to Union Pacific.

   . A PRICE WELL BELOW THE UPSIDE POTENTIAL of the strategic Burlington Northern-Santa Fe merger.

   . EXTRAORDINARY CONDITIONS including a requirement that at least 90% of Santa Fe's outstanding shares be tendered to Union Pacific.

                     A CASH TENDER OR A TAX-FREE EXCHANGE


  Unlike the Union Pacific proposal, the Burlington Northern-Santa Fe merger allows Santa Fe holders to receive $20.00 cash for some of their shares or at least .40 and as much as 0.4347 shares of Burlington Northern stock in a tax-free exchange. Shareholders can make their own determination as to what financial consideration best serves their objectives.

TO RECEIVE CASH:

1. Vote FOR the Burlington Northern-Santa Fe merger by signing, dating and mailing the enclosed WHITE proxy card (with the blue stripe printed at the top).

2. Tender your shares pursuant to the instructions in the joint offer materials sent to you by Burlington Northern and Santa Fe.

3. Any shares returned to you due to proration will be exchanged for shares of Burlington Northern stock following regulatory approval of the merger.

TO RECEIVE BURLINGTON NORTHERN STOCK IN A TAX-FREE EXCHANGE:

1. Vote FOR the merger by signing, dating and mailing the enclosed WHITE proxy card (with the blue stripe printed at the top).

2. Do not send in your Santa Fe stock certificates. Following regulatory approval of the merger, you will receive instructions on how to exchange your Santa Fe shares for Burlington Northern stock.

3. During the regulatory review period, your Santa Fe shares will remain in your control and will be freely tradeable.
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                         SIGNIFICANT UPSIDE POTENTIAL

  Your Board strongly believes the Burlington Northern-Santa Fe merger is the best deal for Santa Fe shareholders. THIS MERGER GIVES YOU THE BEST VALUE FOR YOUR SHARES AND A TAX-FREE OPTION TO PARTICIPATE AS AN INVESTOR IN THE NATION'S LARGEST RAILROAD COMPANY WITH EXCELLENT PROSPECTS FOR FUTURE GROWTH. The merger is expected to result in operating benefits of approximately $560 million per year when revenue growth and cost savings are fully realized.

  Whether you prefer cash or Burlington Northern stock for your Santa Fe shares, it is important that you vote FOR the merger. NO CASH PURCHASES OR TAX-FREE EXCHANGES WILL OCCUR UNLESS THE MERGER IS APPROVED BY SHAREHOLDERS. Accordingly, please vote FOR the merger by signing, dating and mailing the enclosed WHITE proxy card (with the blue stripe printed at the top) at your earliest convenience. Since the special meeting is only a few days away, it is important to act promptly.

  Thank you.

                                 On Behalf of the Board of Directors

                                 Sincerely,
                                 LOGO
                                 Robert D. Krebs
                                 Chairman, President and Chief Executive
                                   Officer

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* The tender offer is subject to a number of conditions. Shareholders should carefully review the Offer to Purchase, as supplemented, as well as Santa Fe's proxy statement. Because of possible prorationing in the tender offer, shareholders who tender may not receive cash for all their shares. The tender offer expires at midnight on February 8, 1995, unless extended. The tender offer may be extended by Santa Fe and Burlington Northern by giving notice to the Depositary and making a public announcement.
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                               I M P O R T A N T

   Please make sure your latest dated proxy is a WHITE card with a blue stripe printed at the top voting FOR the Burlington Northern-Santa Fe merger. A FAILURE TO VOTE WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE MERGER.

   If you have any questions or need assistance voting your Santa Fe shares, please call either of our proxy solicitors:

  D.F. KING & CO., INC.
  1-800-697-6974 (Toll-Free)                             LOGO
                                                    1-800-322-2885 (Toll-Free)

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